As filed with the Securities and Exchange Commission on July 26, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEUROCRINE BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0525145
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

12780 El Camino Real

San Diego, CA 92130

(Address of Principal Executive Offices)

Neurocrine Biosciences, Inc.

2011 Equity Incentive Plan

(Full Title of the Plan)

Kevin C. Gorman

President and Chief Executive Officer

Neurocrine Biosciences, Inc.

12780 El Camino Real

San Diego, CA 92130

(Name and Address of Agent for Service)

(858) 617-7600

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Timothy P. Coughlin Chief Financial Officer Neurocrine Biosciences, Inc. 12780 El Camino Real San Diego, CA 92130 (858) 617-7600	Jason L. Kent, Esq. Nathan J. Nouskajian, Esq. Cooley LLP 4401 Eastgate Mall San Diego, CA 92121 (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock (par value $0.001 per share)	1,500,000 shares (3)	$13.84	$20,760,000	$2,831.67

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the Securities Act), this registration statement shall also cover any additional shares of Neurocrine Biosciences, Inc.’s (the Registrant) common stock that may become issuable under the Neurocrine Biosciences, Inc. 2011 Equity Incentive Plan (the 2011 Plan) by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)	This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock on July 25, 2013, as reported on the Nasdaq Global Select Market.
(3)	Represents shares that were added to the 2011 Plan pursuant to a share reserve increase approved by the Registrant’s stockholders on May 23, 2013.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION

STATEMENT ON FORM S-8 NO. 333-175889

This Registration Statement on Form S-8 is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same benefit plan is effective. This Registration Statement on Form S-8 registers the offer and sale of an additional 1,500,000 shares of the Registrant’s common stock for issuance under the Neurocrine Biosciences, Inc. 2011 Equity Incentive Plan (the “Plan”). The Registrant previously registered shares of its common stock for issuance under the Plan on July 29, 2011 (File No. 333-175889). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

Item 8.	Exhibits.

Exhibits:	Description

3.1	Certificate of Incorporation. (1)

3.2	Certificate of Amendment to Certificate of Incorporation. (1)

3.3	Bylaws, as amended. (1)

4.1	Reference is made to Exhibits 3.1, 3.2 and 3.3.

4.2	Form of Common Stock Certificate of the Registrant. (2)

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page hereto).

99.1	2011 Equity Incentive Plan, as amended, Form of Stock Option Grant Notice and Option Agreement for use thereunder, and Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement for use thereunder. (3)

(1)	Incorporated by reference to the Company’s Annual Report on Form 10-K filed on February 8, 2013 (Registration No. 333-03172).
(2)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-03172).
(3)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed on July 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 26, 2013.

NEUROCRINE BIOSCIENCES, INC.

By:	/S/ KEVIN C. GORMAN
Kevin C. Gorman
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints KEVIN C. GORMAN and TIMOTHY P. COUGHLIN, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ KEVIN C. GORMAN Kevin C. Gorman, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	July 26, 2013

/S/ TIMOTHY P. COUGHLIN Timothy P. Coughlin	Chief Financial Officer (Principal Financial and Accounting Officer)	July 26, 2013

/S/ WILLIAM H. RASTETTER, PH.D. William H. Rastetter, Ph.D.	Chairman of the Board of Directors	July 26, 2013

/S/ GARY A. LYONS Gary A. Lyons	Director	July 26, 2013

/S/ W. THOMAS MITCHELL W. Thomas Mitchell	Director	July 26, 2013

/S/ JOSEPH A. MOLLICA, PH.D. Joseph A. Mollica, Ph.D.	Director	July 26, 2013

/S/ RICHARD F. POPS Richard F. Pops	Director	July 26, 2013

/S/ STEPHEN A. SHERWIN, M.D. Stephen A. Sherwin, M.D.	Director	July 26, 2013

EXHIBIT INDEX

Exhibits:	Description

3.1	Certificate of Incorporation. (1)

3.2	Certificate of Amendment to Certificate of Incorporation. (1)

3.3	Bylaws, as amended. (1)

4.1	Reference is made to Exhibits 3.1, 3.2 and 3.3.

4.2	Form of Common Stock Certificate of the Registrant. (2)

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page hereto).

99.1	2011 Equity Incentive Plan, as amended, Form of Stock Option Grant Notice and Option Agreement for use thereunder, and Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement for use thereunder. (3)

(1)	Incorporated by reference to the Company’s Annual Report on Form 10-K filed on February 8, 2013 (Registration No. 333-03172).
(2)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-03172).
(3)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed on July 26, 2013.